Amendment Number 6 to Receivables Purchase Agreement

          This Amendment Number 6, dated as of April 28, 2005 (as amended, restated or otherwise modified from time to time, the "Amendment") to the Receivables Purchase Agreement, dated as of December 11, 1998 (the "Agreement"), is between and among Crompton Corporation (as successor by merger to Crompton & Knowles Corporation), as the Initial Collection Agent, Davis Standard Corporation, Crompton Corporation, and Crompton Manufacturing Company, Inc. (as successor-by-merger to Crompton Sales Company, Inc.) (each a "Seller" and collectively, the "Sellers"), Crompton & Knowles Receivables Corporation, a Delaware corporation ("Buyer") and ABN AMRO Bank N.V. (the "Agent").

W i t n e s s e t h :

          Whereas, the Sellers and the Buyer have previously entered into and are currently party to the Agreement;

          Whereas, the parties hereto desire to terminate Davis Standard Corporation ("Davis") as a Seller under the Agreement.

          Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          Section 1. Defined Terms. Unless otherwise amended by the terms of this Agreement, terms used in this Amendment shall have the meanings assigned in the Agreement.

          Section 2. Amendments to Agreement.

          (a)      On the date hereof, Buyer has agreed to reconvey all of its right, title and interest in and to all Receivables originated by Davis. As contemplated by Section 8.1 of the Agreement, each of the parties hereto agrees that effective as of the date hereof, (i) Davis shall no longer sell, transfer, assign, set over or otherwise convey, and shall have no further obligation to sell, transfer, assign, set over or otherwise convey, to Buyer any Receivables and other Related Purchased Assets originated by Davis and (ii) any reference to the term "Seller" in the Agreement shall no longer include Davis. Each of the parties hereto hereby agrees to waive the written notice requirements set forth in Section 8.1 of the Agreement.

          (b)      Each of the parties hereto also agrees that from time to time, at the expense of the requesting party, it will promptly, upon reasonable request and at the expense of the requesting party, execute and deliver all further instruments and documents, and take all further action, in order to implement the terms of this Amendment including, with limitation:

                    (i)      executing and filing such UCC termination statements, and such other instruments or notices, Davis may reasonably determine to be necessary or appropriate, and

                     (ii)     notifying the Lockbox Banks with respect to Lockboxes and Lockbox Accounts to which the Receivables and the Related Assets originated by Davis are remitted of purchase described herein.

          Section 3.      Effectiveness of Agreement. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

          Section 4.      Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement.

          Section 5.      Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

[Signatures Follow]

          In Witness Whereof, the Initial Collection Agent, the Sellers, the Buyer and the Agent have caused this Amendment Number 6 to the Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Crompton Corporation (successor-in-interest to CK Witco), as Initial Collection Agent and as Seller

By:

Title:

Address: Benson Road
Middlebury, Connecticut 06749

Davis Standard Corporation, as Seller

By:

Title:

Address: 1 Extrusion Drive

Pawcatuck, Connecticut 06379

Crompton Manufacturing Company, Inc. (as successor-by-merger to Crompton Sales Company, Inc.), as Seller

By:

Title:

Address: Benson Road
Middlebury, Connecticut 06749

Crompton & Knowles Receivables Corporation, as the Buyer

By:

Title:

Address: Benson Road

Middlebury, Connecticut 06749

ABN AMRO Bank N.V., as Agent

By:

Title:

By:

Title:

Address: Structured Finance, Asset Securitization
540 West Madison Street
27th Floor
Chicago, Illinois 60661
Attention: Administrator-Amsterdam

Telephone: (312) 904-6263
Telecopy: (312) 992-1527